Exhibit 4.50

This [ ] Supplemental Indenture is filed as an amendment to System Energy Resources, Inc.’s Mortgage and Deed of Trust, dated as of June 15, 1977, and recorded in Book 9-S, Page 1, on June 30, 1977, in the Office of the Chancery Clerk of Claiborne County. Pursuant to Section 89-5-33(3)(b) of the Mississippi Code, as amended, no indexing instruction is required for this instrument because it is one affecting a previously recorded instrument. As required by Mississippi law, this instrument shall be entered in the general index and noted on the margin of the previously recorded instrument.
________________

SYSTEM ENERGY RESOURCES, INC.

TO

THE BANK OF NEW YORK MELLON
(Formerly The Bank of New York,
successor to United States Trust Company of New York),
as Trustee

________________

[ ] Supplemental Indenture
Dated as of _____ __, 20__
TO
MORTGAGE AND DEED OF TRUST
Dated as of June 15, 1977

________________

First Mortgage Bonds, [ ]% Series due [ ]
Prepared by:

[ ] SUPPLEMENTAL INDENTURE
THIS [ ] SUPPLEMENTAL INDENTURE, dated as of _____ __, 20__, between SYSTEM ENERGY RESOURCES, INC., a corporation of the State of Arkansas whose post office address is Echelon One, 1340 Echelon Parkway, Jackson, Mississippi 39213 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation whose principal corporate trust office is located at 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of June 15, 1977 (hereinafter called the “Original Indenture”), this Indenture (hereinafter called this “[ ] Supplemental Indenture”) being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.” The Original Indenture was restated in its entirety by the Twenty-fourth Supplemental Indenture thereto, dated September 1, 2012 (hereinafter sometimes called the “Restated Indenture”). All capitalized terms used herein which are not defined herein but are defined in the Restated Indenture, shall have the meanings specified in the Restated Indenture.
WHEREAS, the Indenture provides for the issuance of debt securities in one or more series secured by the Lien of the Indenture (hereinafter called the “Securities”); and
 WHEREAS, the Indenture provides that the Company may establish the forms and terms of each series of Securities in a supplemental indenture or in a Board Resolution or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution; and
WHEREAS, the Company executed and delivered to the Trustee, as supplements to the Original Indenture, the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	June 15, 1977
Second Supplemental Indenture	January 1, 1980
Third Supplemental Indenture	June 15, 1981
Fourth Supplemental Indenture	June 1, 1984
Fifth Supplemental Indenture	December 1, 1984
Sixth Supplemental Indenture	May 1, 1985
Seventh Supplemental Indenture	June 15, 1985
Eighth Supplemental Indenture	May 1, 1986
Ninth Supplemental Indenture	May 1, 1986
Tenth Supplemental Indenture	September 1, 1986
Eleventh Supplemental Indenture	September 1, 1986
Twelfth Supplemental Indenture	September 1, 1986
Thirteenth Supplemental Indenture	November 15, 1987
Fourteenth Supplemental Indenture	December 1, 1987
Fifteenth Supplemental Indenture	July 1, 1992
Sixteenth Supplemental Indenture	October 1, 1992
Seventeenth Supplemental Indenture	October 1, 1992
Eighteenth Supplemental Indenture	April 1, 1993
Nineteenth Supplemental Indenture	April 1, 1994
Twentieth Supplemental Indenture	August 1, 1996
Twenty-first Supplemental Indenture	August 1, 1996
Twenty-second Supplemental Indenture	September 1, 2002
Twenty-third Supplemental Indenture Twenty-fourth Supplemental Indenture	September 1, 2007 September 1, 2012

which supplemental indentures (hereinafter called the “First Supplemental Indenture,” “Second Supplemental Indenture,” “Third Supplemental Indenture,” “Fourth Supplemental Indenture,” “Fifth Supplemental Indenture,” “Sixth Supplemental Indenture,” “Seventh Supplemental Indenture,” “Eighth Supplemental Indenture,” “Ninth Supplemental Indenture,” “Tenth Supplemental Indenture,” “Eleventh Supplemental Indenture,” “Twelfth Supplemental Indenture,” “Thirteenth Supplemental Indenture,” “Fourteenth Supplemental Indenture,” “Fifteenth Supplemental Indenture,” “Sixteenth Supplemental Indenture,” “Seventeenth Supplemental Indenture,” “Eighteenth Supplemental Indenture,” “Nineteenth Supplemental Indenture,” “Twentieth Supplemental Indenture,” “Twenty-first Supplemental Indenture,” “Twenty-second Supplemental Indenture,” “Twenty-third Supplemental Indenture,” and “Twenty-fourth Supplemental Indenture,” respectively) were filed in the Uniform Commercial Code records of the offices of the Secretary of State of the State of Mississippi and the Secretary of State of the State of Arkansas and were also filed and recorded in the real estate records of the office of the Chancery Clerk of Claiborne County in the State of Mississippi; the First through the Twenty-first Supplemental Indentures were also filed in the Uniform Commercial Code records of the offices of the Chancery Clerks of Claiborne County, Warren County and Hinds County (First Judicial District) in the State of Mississippi; and the Twenty-second, the Twenty-third and the Twenty-fourth Supplemental Indentures were filed as fixture filings in the real estate records of the office of the Chancery Clerk of Claiborne County in the State of Mississippi; and

WHEREAS, effective as of the close of business on June 26, 2001, United States Trust Company of New York resigned as Corporate Trustee under the Indenture, and the Company, in accordance with the terms of the Indenture, appointed The Bank of New York as successor Corporate

Trustee and by an Acceptance of Appointment as Corporate Trustee, effective June 26, 2001, The Bank of New York accepted such appointment; and

WHEREAS, effective as of the close of business on June 26, 2001, Gerard F. Ganey resigned as Co-Trustee under the Indenture, and the Company, in accordance with the terms of the Indenture, appointed Douglas J. MacInnes as successor Co-Trustee and by an Acceptance of Appointment as Co-Trustee, effective June 26, 2001, Douglas J. MacInnes accepted such appointment; and

WHEREAS, effective as of the close of business on October 1, 2007, Douglas J. MacInnes resigned as Co-Trustee under the Indenture pursuant to Section 9.02 of the Twenty-second Supplemental Indenture and no successor Co-Trustee has been appointed; and

WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of Securities:

Series	Principal Amount Issued	Principal Amount Outstanding
9.25% Series due 1989	$ 400,000,000	None
12.50% Series due 2000	$ 98,500,000	None
16% Series due 2000	$ 300,000,000	None
15 3/8% Series due 2000	$ 100,000,000	None
Pollution Control Series A	$ 47,208,334	None
Pollution Control Series B	$ 95,643,750	None
11% Series due 2000	$ 300,000,000	None
9 7/8% Series due 1991	$ 300,000,000	None
10 1/2% Series due 1996	$ 250,000,000	None
11 3/8% Series due 2016	$ 200,000,000	None
14% Series due 1994	$ 200,000,000	None
14.34% Series due 1992	$ 100,000,000	None
8.40% Series due 2002	$ 45,000,000	None
6.12% Series due 1995	$ 105,000,000	None
8.25% Series due 2002	$ 70,000,000	None
6% Series due 1998	$ 60,000,000	None
7 5/8% Series due 1999	$ 60,000,000	None
7.28% Series due 1999	$ 100,000,000	None
7.71% Series due 2001	$ 135,000,000	None
4 7/8% Series due 2007	$ 70,000,000	None
6.20% Series due 2012 4.10% Series due 2023	$ 70,000,000 $ 250,000,000	None $250,000,000

which Securities are also sometimes called Securities of the First through Twenty-second Series; and

WHEREAS, as contemplated by Section 301 of the Restated Indenture, the Company wishes to establish the designation and certain terms of the Securities of the [ ] Series. The Company has duly authorized the execution and delivery of this [ ] Supplemental Indenture to establish the designation and certain terms of the Securities of the [ ] Series and has duly authorized the issuance of such Securities; and all acts necessary to make this [ ] Supplemental Indenture a valid agreement of the Company, and to make the Securities of the [ ] Series valid obligations of the Company, have been performed.
IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all holders of the Securities, as follows:
ARTICLE ONE
[ ] SERIES OF SECURITIES
SECTION 101. The Securities of the [ ] Series shall be designated “First Mortgage Bonds, ____% Series due _____ __, 20__,” shall be initially issued in the aggregate principal amount (except as contemplated by Section 301(b) of the Restated Indenture) of $___,000,000, and shall have such forms and terms as are established for such Securities of the [ ] Series in an Officer's Certificate of the Company pursuant to this [ ] Supplemental Indenture, as contemplated by Sections 201 and 301 of the Restated Indenture.
ARTICLE TWO
MISCELLANEOUS PROVISIONS
SECTION 201. This [ ] Supplemental Indenture is a supplement to the Restated Indenture. As supplemented by this [ ] Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed.
SECTION 202. The recitals contained in this [ ] Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this [ ] Supplemental Indenture.
SECTION 203. Nothing in this [ ] Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the Holders of the Securities Outstanding under the Indenture, any right, remedy or claim under or by reason of this [ ] Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this [ ] Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of the Securities Outstanding under the Indenture.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, SYSTEM ENERGY RESOURCES, INC. has caused its company name to be hereunto affixed, and this instrument to be signed and sealed by its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, and its company seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, Senior Associates or Associates and its corporate seal to be attested by one of its Vice Presidents, Senior Associates or Associates, all as of the day and year first above written.

SYSTEM ENERGY RESOURCES, INC. By:__________________________ Name: Title:
Attest: By:_______________________ Name: Title:
Executed, sealed and delivered by SYSTEM ENERGY RESOURCES, INC. in the presence of: __________________________ Name: __________________________ Name:

THE BANK OF NEW YORK MELLON As Trustee By:__________________________ Name: Title:
Attest: By:__________________________ Name: Title:
Executed, sealed and delivered by THE BANK OF NEW YORK MELLON in the presence of: __________________________ Name: __________________________ Name:

STATE OF LOUISIANA                    )
               )  .ss:
PARISH OF ORLEANS                      )

On this ____ day of _____ __,20__, before me, _________, a Notary Public duly qualified and acting within and for said Parish and State, appeared in person the within named _________ and _________ to me personally well known, who stated that they were _________ and _________, respectively, of SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

On this ____ day of _____ __, 20__, before me appeared _________, to me personally known, who, being by me duly sworn, did say that he/she is _________ of SYSTEM ENERGY RESOURCES, INC., and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said _________ acknowledged said instrument to be the free act and deed of said corporation.

Personally appeared before me, the undersigned authority in and for the aforesaid Parish and State, on this ____ day of _________, within my jurisdiction, the within named _________ and _________, who acknowledged that they are _________ and _________, respectively, of SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation, and that for and on behalf of said corporation, and as its act and deed, they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

On the ____ day of _____ __, 20__, before me personally came _________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________; that he/she is _________ of SYSTEM ENERGY RESOURCES, INC., the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

Given under my hand and seal this ____ day of ______, 20__.

_________

Notary Public

STATE OF                         )
)  .ss:
COUNTY OF                     )

On this ____ day of _____ __, 20__, before me, _________, a Notary Public duly commissioned, qualified and acting within and for _________, appeared _________ and _________, to me personally known or proved to me on the basis of satisfactory evidence, who stated that they were _________ and _________, respectively, of THE BANK OF NEW YORK MELLON, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

On this ____day of _____ __, 20__, before me appeared _________, to me personally known, who, being by me duly sworn, did say that he/she is _________ of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Trustees, and said _________ acknowledged said instrument to be the free act and deed of said corporation.

On this ____ day of _____ __, 2012, before me personally came _________, to me known or proved to me on the basis of satisfactory evidence, who, being by me duly sworn, did depose and say that he/she resides at _________, that he/she is _________ of THE BANK OF NEW YORK MELLON, the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he/she signed his/her name thereto by like order.

Given under my hand and seal this ____ day of _____, 20__.

_________________
Notary Public